Exhibit 10.44
AFFINITY GAMING
AMENDED 2011 LONG TERM INCENTIVE PLAN
ARTICLE I
PURPOSE

Effective Date. The Plan of Affinity Gaming (the “Company”) shall be known as the Affinity Gaming Amended 2011 Long Term Incentive Plan (as amended, the “Plan”), and shall be effective as of January 18, 2013 (the “Effective Date”).
Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging equity ownership on the part of the Employees, Members of the Board, and Independent Contractors of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards.
ARTICLE II
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Affiliate” means any entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock Awards.
“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.
“Base Price” means the price at which a SAR may be exercised with respect to a Share.
“Board” means the Company's Board of Directors, as constituted from time to time.
“Change in Control” shall mean the first (and only the first) to occur of the following:

(a)
any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting power of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

(b)
a merger or consolidation of the Company or any Subsidiary of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, if the Company or such successor is a Subsidiary of another entity, the ultimate parent company of the Company or such successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(c)
The sale of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Committee” means the committee of the Board described in ARTICLE III.
“Employee” means an employee of the Company, a Related Company, an Affiliate or a Subsidiary designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.
“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.
“Gaming Authorities” means all Governmental Entities with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Nevada Gaming Commission and the Nevada State Gaming Control Board, the Iowa Racing and Gaming Commission, the Missouri Gaming Commission and all other state and local regulatory and licensing bodies with authority over gaming activities and devices in the States of Nevada, Iowa and Missouri or any other state where the Company conducts gaming activities.
“Gaming Law” means any permit, law, order or other federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the gaming activities and operations conducted by the Company.
“Governmental Entities" means any government or governmental or regulatory body thereof, or quasi-governmental or quasi-regulatory body thereof, or political subdivision thereof, whether supra-national, federal, state or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, without limitation, any Gaming Authority.
“Grant Date” means the date that the Award is granted.
“Immediate Family” means a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.
“Independent Contractor” means an independent contractor or consultant of the Company, a Related Company or a Subsidiary designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company, a Related Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.
“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Related Company or a Subsidiary.

“Option” means an option to purchase Shares granted pursuant to ARTICLE V.
“Other Stock Award” means an Award granted pursuant to ARTICLE VIII to receive Shares on the terms specified in any applicable Award Agreement.
“Participant” means an Employee, Independent Contractor, or Member of the Board with respect to whom an Award has been granted and remains outstanding.
“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
“Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.
“Plan” means this Affinity Gaming Amended 2011 Long Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
“Related Company” means any person or entity that would be considered a single employee with the Company under Section 414(b) or (c) of the Code if the language “at least 80 percent” as used in connection with the application of these provisions were replaced by “at least 50%.”
“Restricted Stock” means a Stock Award granted pursuant to ARTICLE VI under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.
“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to ARTICLE VI subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.
“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.
“Share” means the Company's common stock, par value $.001 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.
“Stock Appreciation Right” or “SAR” means an Award granted pursuant to ARTICLE VII, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.
“Stock Award” means an Award of Restricted Stock or an RSU pursuant to ARTICLE VI.
“Subsidiary(ies)” means any entity (other than the Company) in an unbroken chain of entities, including and beginning with the Company, if each of such entity, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting securities or power in one of the other entities in such chain.

ARITCLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the compensation committee of the Board (the “Committee”). To the extent advisable or otherwise required by applicable law, regulation or rule, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee.
3.2    Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Members of the Board and Independent Contractors shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Members of the Board and Independent Contractors, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3    Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act or not to qualify for, or cease to qualify for, exemption under Code § 162(m).

3.4    Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5    Performance Goals. The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share (or other security issued by the Company), (c) net income per Share (or other security issued by the Company), (d) Share (or other security issued by the Company) price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, (u) store openings, (v) any combination of the foregoing, or, (w) such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 10.19, the number of Shares available for grants of Awards under the Plan shall be 1,000,000 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2    Limit on Individual Awards. Subject to adjustment as provided in Section 10.19, the maximum number of Shares with respect to which (i) Options and SARs, (ii) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee or (iii) any combination of (i) and (ii), may be granted during any calendar year to any Participant shall be 500,000 Shares.

4.3    Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

ARTICLE V
STOCK OPTIONS

5.1    Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. All Options are intended to be non-qualified options.

5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

5.3    Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.4    Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option.

5.5    Exercisability.

5.5.1    Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.5.2    Method of Exercise. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Corporate Secretary of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Particpant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant certificates (which may be in book entry form) or other documentation in respect of such Shares with respect to which the Option is exercised.
5.5.3    Early Exercise. The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant's termination of employment to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option with the Shares being delivered pursuant to such exercise being subject to the provisions of Article VI and treated as Restricted Stock. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

5.6    Restrictions on Share Transferability. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.7    Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the Exercise Price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

5.8    Certain Powers. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Exercise Price of an Option after it is granted, or take any other action with the effect of lowering the Exercise Price of an Option after it is granted or (ii) permit Participants to cancel an Option in exchange for another Award.

ARTICLE VI
STOCK AWARDS

6.1    Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2    Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award (or “RSU Award”) and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3    Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with appropriate instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1    General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2    Legend on Certificates. The Committee, in its sole discretion, may legend any certificates or other documentation representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Affinity Gaming Amended 2011 Long Term Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Corporate Secretary. Certificates may also contain any legend required by Gaming Laws or Gaming Authorities.”

6.5    Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company's right to require payment of any taxes, a certificate or certificates (or other documentation) evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7    Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Except as otherwise set forth in an Award Agreement, if any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8    Performance Goals and Performance Periods. The Committee may grant Stock Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Stock Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. The payout of any such Award may be adjusted at the discretion of the Committee.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1    Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the expiration date of the SAR, the number of Shares to which the SAR pertains, any conditions to the exercise of all or a portion of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3    Base Price. The Base Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Base Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.4    Expiration Dates. Each SAR shall terminate no later than the expiration date specified in the Award Agreement pertaining to such SAR; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5    Payment. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.

7.6    Exercisability.

7.6.1    Exercisability of SARs. Subject to Section 5.4, SARs granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of a SAR is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

7.6.2    Method of Exercise. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant's delivery of a written notice of exercise to the General Counsel of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. The exercise of a SAR is contingent upon payment in accordance with the Plan by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

7.6.3    Early Exercise. The Committee may provide that a SAR include a provision whereby the Participant may elect at any time before the Participant's termination of employment to exercise the SAR as to any part or all of the Shares subject to the SAR prior to the full vesting of the SAR and the Shares delivered pursuant to the exercise of shall be subject to the provisions of Article VIII and treated as Restricted Stock. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

7.6.4    Tandem SARs. Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VII. The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

7.7    Restrictions on Share Transferability. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of a SAR as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

7.8    Cashing Out of SARs. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which a SAR is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the Base Price times the number of Shares for which the SAR is being exercised on the effective date of such cash-out.

7.9    Certain Powers. Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Base Price of a SAR after it is granted, or take any other action with the effect of lowering the Base Price of a SAR after it is granted or (ii) permit Participants to cancel a SAR in exchange for another Award.

ARTICLE VIII
OTHER STOCK AWARDS

Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE IX
CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire. In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants' unexercised Options and/or SARs may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.

ARTICLE X
MISCELLANEOUS

10.1    Company Call Right

10.1.1    Call Right upon Termination, Involuntary Transfer. The following provisions of this Section 10.1 shall only apply to the extent expressly provided for in an Award Agreement, as determined by the Committee in its sole discretion. Upon the termination of service of a Participant for any reason, or an Involuntary Transfer (as defined below) of any Shares acquired pursuant to an Award occurs, the Company shall have the right (a “Call Right”), to purchase and, upon the exercise of the Call Right by the Company, the Participant shall be required to sell, all Shares beneficially owned by a Participant or his beneficiary that have been acquired pursuant to an Award. Upon such termination of service or Involuntary Transfer, as the case may be, the Call Right may be exercised by the Company for a period of three years after the occurrence of such event (or, if later, the date on which the Company is notified or becomes aware of the occurrence of such event). The Company may exercise such Call Right by giving written notice thereof to the Participant. All determinations with respect to the Company's exercise of the Call Right shall be made by the Committee.

10.1.2    Purchase Price. With respect to any exercise of a Call Right by the Company, the purchase price per Share to be paid by the Company at the closing provided for in this Section 10.1 shall be the Fair Market Value of such Equity Interest, determined as of the later of the date of termination of the Participant's service or the Involuntary Transfer, as applicable, and the six month anniversary of the date the Participant received and/or vested in such Share; provided, however, that if the Participant's service has been terminated for “Cause,” the purchase price per Equity Interest shall be zero. For the avoidance of doubt, with respect to any Option or SAR, the purchase price shall be paid with respect to Shares beneficially owned by the Participant following the exercise or net settlement of such Option or SAR (i.e., after payment for or deduction of the exercise or base price of such right).

10.1.3    Involuntary Transfer. For purposes hereof, “Involuntary Transfer” means a transfer of the Participant's Shares by operation of law including, without limitation, as a result of (A) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (B) a sale at any creditors' or judicial sale, or (C) a transfer arising out of a divorce or separation proceeding.

10.1.4    Election and Delivery Procedures. The closing of any exercise of the Call Right pursuant to this Section shall take place at the offices of the Company, or such other place as may be mutually agreed upon, not less than ten (10) or more than thirty (30) days after the date such Call Right is exercised. The exact date and time of closing shall be specified by the Company. At such closing, the Participant shall deliver certificates for the vested Shares to be sold to the Company duly endorsed, or accompanied by written instruments of transfer in a form reasonably satisfactory to the Company duly executed, by such transferor, free and clear of any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance. The Company shall pay the applicable purchase price for the vested Equity Interests.

10.1.5    Legal Limitations. Anything in this Plan to the contrary notwithstanding, to the extent that the limitations or restrictions applicable to the Company under the laws of its jurisdiction of formation, the restrictions or limitations contained in any applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company prohibit the Company from, or would cause the Company to be in default thereunder after, making any payment required under this Plan with respect to any Share, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Committee reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the prime rate and shall be paid (with interest) promptly after, and to the extent that, the Committee determines that the limitations and restrictions referred to in the first sentence of this Section 10.1 no longer restrict such payment.

10.2    Drag Along Right. In the event that the holders of a majority of the Company's voting securities propose to sell, or otherwise dispose of, securities representing a majority of the Company's outstanding voting power to a party unaffiliated with the Company, the Committee shall have the right to require the Participant to sell to the purchaser of such interests, upon the same terms and conditions as are applicable to such holders, all or a portion of the Participant's Shares acquired pursuant to an Award (including both vested and unvested interests) up to (a) the number of the Participant's Shares multiplied by (b) a fraction, the numerator of which is the number of voting securities to be sold by such holders and the denominator of which is the number of voting securities owned by such holders.

10.3    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may in its sole discretion cancel such Award, in whole or in part, if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company.

10.4    Non-United States Participants and Jurisdictions. Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which individuals who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such individuals, and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

10.5    Gaming Laws. Awards granted under the Plan shall be subject to all Gaming Laws applicable to the Company and all rules and regulations promulgated by any Gaming Authority with jurisdiction over the Company, and shall be subject to forfeiture, disposition and repurchase rights in favor of the Company to the extent necessary to comply with any determination, order or finding of any such Gaming Authority.

10.6    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, for any reason and with or without cause.

10.7    Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.8    Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.9    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.10    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.11    Beneficiary Designations. Subject to the restrictions in Section 10.12 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

10.12    Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

10.13    No Rights as Shareholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.14    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant's FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

10.15    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case having a Fair Market Value equal to the amount sufficient to satisfy the minimum statutory tax withholding obligations, provided such Shares have been held by the Participant for at least six months.

10.16    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's or Affiliate's capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference equity interests ahead of or affecting the Company's or any Subsidiary's or Affiliate's equity interests or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's or Affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

10.17    Shareholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of any Award or the receipt of any Shares pursuant to a the exercise of any Option under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a shareholder's agreement or such other documentation which shall set forth certain restrictions on transferability of any Shares, and such other terms as the Board or Committee shall from time to time establish. Such shareholder's agreement or other documentation shall apply to the Shares acquired under the Plan and covered by such shareholder's agreement or other documentation. The Company may require, in connection with the grant of any Award or as a condition of exercise of any Option, that the Participant become a party to any other existing shareholder agreement (or other agreement).

10.18    Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that any certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

10.19    Changes in Capital Structure. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving entity or any affiliate of the surviving entity on such terms and conditions, as to the number of shares (or other equity interests), pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying Share shall be $0.

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant's affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.19 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE XI
AMENDMENT, TERMINATION AND DURATION

11.1    Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 162(m) of the Code and the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan. Notwithstanding anything in this Plan to the contrary and subject to Section 10.19, without the approval of shareholders of the Company, no amendment and no substitution or exchange of an outstanding award shall reduce the exercise price of any outstanding Option, Base Price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Shares to an amount less than the Fair Market Value of a Shares at the date of grant of the outstanding award.
11.2    Duration of the Plan. The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XII
LEGAL CONSTRUCTION

12.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Governing Law; Waiver of Jury Trial. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.

12.5    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.